                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 23, 2002 relating to the financial statements of DOV (Bermuda), Ltd., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers
Chartered Accountants

Hamilton, Bermuda
January 25, 2002